UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2018, Vermillion, Inc. (the “Company”) entered into two underwriting agreements (each, an “Underwriting Agreement”) with Piper Jaffray & Co., as the sole underwriter (the “Underwriter”), in connection with separate but concurrent public offerings of the Company’s securities.

Pursuant to the first Underwriting Agreement, the Company agreed to issue and sell an aggregate of 10,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), offered by the Underwriter in a public offering at a price to the public of $1.00 per share (the “Common Stock Offering”). Under such Underwriting Agreement, the Company granted the Underwriter an option to purchase up to an additional 1,500,000 shares of Common Stock at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any. The Underwriter can exercise this option at any time within 30 days after the date of the Underwriting Agreement. The Common Stock Offering closed on April 17, 2018 and resulted in net proceeds to the Company of $9,300,000, before expenses and assuming no exercise of the Underwriter’s over-allotment option.

Pursuant to the second Underwriting Agreement, the Company agreed to issue and sell an aggregate of 50,000 shares of its Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Convertible Preferred Stock”), offered by the Underwriter in a public offering at a price to the public of $100.00 per share (the “Series B Offering” and, together with the Common Stock Offering, the “Offerings”).  The Series B Offering closed on April 17, 2018 and resulted in net proceeds to the Company of $4,650,000, before expenses.

Each of the Underwriting Agreements contains customary representations, warranties and covenants by the Company, customary indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreements were made only for purposes of each such agreement and as of specific dates, were solely for the benefit of the parties to each such agreement and may be subject to limitations agreed upon by the contracting parties.

Each of the Offerings was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-221092) filed with the Securities and Exchange Commission on October 24, 2017, including the prospectus dated November 7, 2017 contained therein, as the same has been supplemented.

A copy of the Underwriting Agreement relating to the Common Stock Offering is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the Underwriting Agreement relating to the Series B Offering is attached hereto as Exhibit 1.2 and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreements do not purport to be complete and are qualified in their entirety by reference to the aforementioned exhibits. A copy of the opinion of Sidley Austin LLP, counsel to the Company, regarding the legality of the shares of Common Stock and Series B Convertible Preferred Stock issued and sold in the Offerings is attached as Exhibit 5.1 hereto.

Item 3.03. Material Modification to Rights of Security Holders.

The rights, preferences and privileges of the Series B Convertible Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Certificate of Designations”), which the Company filed with the Delaware Secretary of State on April 16, 2018. The number of shares of Series B Convertible Preferred Stock designated is 50,000 and each share of Series B Convertible Preferred Stock has a stated value equal to $100.00.

Each share of Series B Convertible Preferred Stock will be automatically converted into shares of Common Stock upon obtaining the Requisite Stockholder Approval (as defined below). The Company is required to hold a meeting of the holders of Common Stock as promptly as practicable after the closing of the Series B Offering for the purpose of voting upon the approval of the full conversion of outstanding shares of Series B Convertible Preferred Stock into shares of Common Stock (the “Conversion”). Approval of the Conversion will require the favorable vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the stockholders’ meeting and entitled to vote with respect to the Conversion (the “Requisite Stockholder Approval”).

Upon receipt of the Requisite Stockholder Approval, each share of Series B Convertible Preferred Stock is automatically convertible into the number of shares of Common Stock equal to the number obtained by dividing (i) the stated value of $100.00 plus the amount of any accrued but unpaid dividends thereon by (ii) $1.00, being the initial conversion price, subject to customary anti-dilution adjustments. This reflects an initial conversion rate of 100 shares of Common Stock for each share of Series B Convertible Preferred Stock.

The Series B Convertible Preferred Stock will rank senior to Common Stock with respect to distributions upon the Company’s dissolution, liquidation or winding-up.  In the event of the Company’s dissolution, liquidation or winding-up, holders of each share of Series B Convertible Preferred Stock will be entitled to, after provision for payment of all debts and liabilities of the Company in accordance with applicable law, before any distribution or payment is made with respect to any shares of Common Stock, an amount equal to the greater of (i) the stated value per share of Series B Convertible Preferred Stock, subject to customary anti-dilution adjustments, plus all accrued but unpaid dividends thereon and (ii) such amount as would be payable if such shares were converted into Common Stock immediately prior to such dissolution, liquidation or winding-up.

Shares of Series B Convertible Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of the outstanding Series B Convertible Preferred Stock will be required to (i) adversely alter or change the powers, preferences or rights given to the Series B Convertible Preferred Stock, (ii) adversely alter or amend the Certificate of Designations or (iii) amend or repeal any provision of, or add any provision to, the Company’s certificate of incorporation or bylaws, or file any certificate of designation of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, the Series B Convertible Preferred Stock.

The Series B Convertible Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors.

The Certificate of Designations is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the aforementioned exhibit.

Item 9.01.Financial Statements and Exhibits.

(d)       Exhibit No.Description.

1.1Underwriting Agreement, dated April 13, 2018, between Vermillion, Inc. and Piper Jaffray & Co., as Underwriter

1.2Underwriting Agreement, dated April 13, 2018, between Vermillion, Inc. and Piper Jaffray & Co., as Underwriter

4.1Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock

5.1Opinion of Sidley Austin LLP

23.1Consent of Sidley Austin LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: April 17, 2018	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer